Filed pursuant to Rule 424(b)(3)

Registration No. 333-215602

PROSPECTUS

Midstates Petroleum Company, Inc.

12,629,939 Shares

Common Stock

This prospectus relates to the resale or other disposition of up to 12,629,939 shares of the common stock, par value $0.01, of Midstates Petroleum Company, Inc., a Delaware corporation, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The number of shares consists of 12,329,939 shares of common stock that are currently issued and outstanding and 300,000 shares of common stock that certain of the selling stockholders may receive upon exercise of warrants.  The selling stockholders acquired all of the shares of common stock, including the shares they may receive upon exercise of the warrants, covered by this prospectus in a distribution pursuant to Section 1145 under the United States Bankruptcy Code in connection with our plan of reorganization that became effective on October 21, 2016.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to underwriters, brokers-dealers or agents. Please see the section titled “Plan of Distribution” of this prospectus for a more complete description of how the offered common stock may be sold.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MPO.” On May 1, 2018, the closing price of our common stock on the NYSE was $14.15 per share.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 2, 2018

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

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ABOUT THE COMPANY

Unless indicated otherwise or the context otherwise requires, references in this prospectus to “Midstates,” the “Company,” “us,” “we,” “our,” or “ours” or like terms refer to Midstates Petroleum Company, Inc. We are an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids rich basins in the onshore United States. Our operations are primarily focused on exploration and production activities in the Mississippian Lime and Anadarko Basin, with our corporate headquarters located in Tulsa, Oklahoma.

Our principal executive offices are located at 321 South Boston Avenue, Suite 1000, Tulsa, Oklahoma 74103, and our telephone number at that address is (918) 947-8550. Our website is located at www.midstatespetroleum.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

RISK FACTORS

You should carefully consider the risks described in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our securities. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our common stock could decline and you could lose some or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements” that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements may include statements about our:

•                                          business strategy;

•                                          estimated future net reserves and present value thereof;

•                                          technology;

•                                          financial condition, revenues, cash flows and expenses;

•                                          levels of indebtedness, liquidity, borrowing capacity and compliance with debt covenants;

•                                          financial strategy, budget, projections and operating results;

•                                          oil and natural gas realized prices;

•                                          timing and amount of future production of oil and natural gas;

•                                          availability of drilling and production equipment;

•                                          the amount, nature and timing of capital expenditures, including future development costs;

•                                          availability of oilfield labor;

•                                          availability of third party natural gas gathering and processing capacity;

•                                          availability and terms of capital;

•                                          drilling of wells, including our identified drilling locations;

•                                          successful results from our identified drilling locations;

•                                          marketing of oil and natural gas;

•                                          the integration and benefits of asset and property acquisitions or the effects of asset and property acquisitions or dispositions on our cash position and levels of indebtedness;

•                                          infrastructure for salt water disposal and electricity;

•                                          current and future ability to dispose of salt water;

•                                          sources of electricity utilized in operations and the related infrastructures;

•                                          costs of developing our properties and conducting other operations;

•                                          general economic conditions;

•                                          effectiveness of our risk management activities;

•                                          environmental liabilities;

•                                          counterparty credit risk;

•                                          the outcome of pending and future litigation;

•                                          governmental regulation and taxation of the oil and natural gas industry;

•                                          developments in oil and natural gas producing countries;

•                                          capital structure;

•                                          uncertainty regarding our future operating results; and

•                                          plans, objectives, expectations and intentions contained in this prospectus that are not historical.

All forward looking statements speak only as of the date of this prospectus. You should not place undue reliance on these forward looking statements. These forward looking statements are subject to a number of risks, uncertainties and assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward looking statements. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus.

These factors include:

•                                          variations in the market demand for, and prices of, oil, natural gas liquids and natural gas;

•                                          uncertainties about our estimated quantities of oil and natural gas reserves;

•                                          the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity under our reserves based revolving credit facility;

•                                          access to capital and general economic and business conditions;

•                                          uncertainties about our ability to replace reserves and economically develop our current reserves;

•                                          risks in connection with acquisitions;

•                                          risks related to the concentration of our operations onshore in Oklahoma and Texas;

•                                          drilling results;

•                                          the potential adoption of new governmental regulations, including future regulations regarding the disposal of salt water; and

•                                          our ability to satisfy future cash obligations and environmental costs.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions may change the schedule of any future production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

All of the common stock covered by this prospectus is being sold by the selling stockholders. See “Principal and Selling Stockholders.” We will not receive any proceeds from these sales of our common stock.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 12,629,939 shares of common stock that may be offered and sold from time to time under this prospectus by the selling stockholders.  The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby.  The selling stockholders acquired the common stock pursuant to our emergence from Chapter 11 bankruptcy on October 21, 2016.  On October 21, 2016, we entered into an agreement containing registration rights with the selling stockholders (the “Registration Rights Agreement”) pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common stock held by the selling stockholders, and shares of common stock to be issued upon exercise of warrants, from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). We filed such registration statement with the SEC on Form S-1 (File No. 333-215602), which was subsequently amended by Amendment No. 1 filed on February 7, 2017 and became effective on February 10, 2017. The registration statement registered 14,470,293 shares of our common stock, consisting of 13,473,639 shares of common stock that are currently issued and outstanding and 996,654 shares of common stock that certain of the selling stockholders may receive upon exercise of warrants.  In addition, the Registration Rights Agreement requires us to convert the Form S-1 into a Form S-3 after we become eligible to use Form S-3, and we are filing this Form S-3 pursuant to the requirements of the Registration Rights Agreement.

We have prepared the table and the related notes based on information supplied to us by the selling stockholders or, as indicated in the applicable footnote, based on information provided in the most recent Schedule 13D or Schedule 13G filed by such selling stockholder. We have not sought to verify such information. Because the selling stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our common stock that they may presently own. The percent of beneficial ownership for the selling stockholders prior to this offering is based on, for each respective stockholder, the sum of 25,255,049 shares of our common stock outstanding as of the date of this prospectus.

	Shares of Common Stock Beneficially Owned Prior to this Offering(1)			Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
Name of Beneficial Owner	Number		Percentage	Hereby	Number	Percentage
Selling Stockholders:
Avenue Capital funds(3)	3,494,914		13.8%	3,494,914	0	*
Centerbridge funds(4)	2,741,947	(5)	10.9%	2,741,947	0	*
Fir Tree funds(6)	6,393,078		25.3%	6,393,078	0	*

*                                   Less than 1%

(1)                                 The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options, convertible preferred stock, and any other derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this prospectus. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

(2)                                 Assumes the exercise of all warrants and the sale of all shares held by the selling stockholders covered by this prospectus and assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our common stock. The selling stockholders are not obligated to sell any of the shares of our common stock covered by this prospectus.

(3)                                 Comprised of 3,494,914 shares of common stock held directly by Avenue Energy Opportunities Fund, L.P. (“Avenue Energy Opportunities Fund”). Avenue Energy Opportunities Partners, LLC is the general partner of Avenue Energy Opportunities Fund. GL Energy Opportunities Partners, LLC is the managing member of Avenue Energy Opportunities Partners, LLC. Avenue Capital Management II, L.P. is the investment adviser to Avenue Energy Opportunities Fund, L.P. Avenue Capital Management II GenPar, LLC is the general partner of Avenue Capital Management II, L.P. Marc Lasry is the managing member of GL Energy Opportunities Partners, LLC and Avenue Capital Management II GenPar, LLC. Each of the foregoing individuals and entities share the power to vote common stock held by Avenue Energy Opportunities Fund. The principal address of the foregoing individuals and entities is 399 Park Avenue, 6th Floor, New York, NY 10022.

(4)                                 Includes 1,945,529 shares of common stock (including 205,232 shares of common stock issuable upon exercise of warrants) held by Centerbridge Credit Partners Master AIV IV, L.P. (“Master AIV IV”) and 796,418 shares of common stock (including 94,768 shares of common stock issuable upon exercise of warrants) held directly by Centerbridge Special Credit Partners II AIV III, L.P. (“SC II AIV III”). Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit GP”) is the general partner of Master AIV IV. Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), as the general partner of Credit GP, has the power to vote and invest the common stock held by Master AIV IV. Centerbridge Special Credit Partners General Partner II, L.P. (“SC II GP”) is the general partner of SC II AIV III. CSCP II Cayman GP Ltd. (“SC II Cayman GP”), as the general partner of SC II GP, has the power to vote and invest the common stock held by SC II AIV III. Mark T. Gallogly and Jeffrey H. Aronson, indirectly, through various intermediate entities, control each of Master AIV IV and SC II AIV III. Each of Credit GP, Credit Cayman GP, SC II GP, SC II Cayman GP, Mr. Gallogly and Mr. Aronson disclaims beneficial ownership of such securities. The principal address of the foregoing individuals and entities is 375 Park Avenue, 12th Floor, New York, NY 10152.

(5)                                 Includes shares issuable upon exercise of warrants.

(6)                                 Comprised of 1,065,256 shares of common stock held directly by Fir Tree Capital Opportunity (LN) Master Fund, L.P., 3,852,002 shares of common stock held directly by Fir Tree Value (LN) Master Fund, L.P., 109,494 shares of common stock held directly by FT SOF IV Holdings, LLC, 127,358 shares of common stock held directly by FT SOF V Holdings, LLC and 1,238,968 shares of common stock held directly by FT SOF VII AIV Holdings I, LLC. Fir Tree Inc., is the investment manager for the foregoing entities, has the shared power to vote or direct the voting, and to dispose or direct the disposition of, the shares of our common stock beneficially owned by each of the foregoing entities. The principal address of these entities is 55 West 46th Street, 29th Floor, New York, NY 10036.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the common stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common stock may be sold include:

•                  privately negotiated transactions;

•                  underwritten transactions;

•                  exchange distributions and/or secondary distributions;

•                  sales in the over-the-counter market;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•                  short sales;

•                  through the writing of options on the shares, whether or not the options are listed on an options exchange;

•                  through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell common stock pursuant to Section 4(a)(2) of the Securities Act or under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

The Company’s authorized capital stock consists of 300,000,000 shares, which include 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) described below, will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•                  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•                  on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or Bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We elected to “opt out” of the provisions of Section 203.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•                  permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•                  provide that the authorized number of directors may be changed only by resolution of the board of directors;

•                  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of our then outstanding common stock);

•                  provide that our amended and restated Bylaws may only be amended by the affirmative vote of the holders of a majority of our then outstanding common stock or by resolution adopted by a majority of the directors; and

•                  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board or the board of directors;

•                  eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

•                  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•                  not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•                  for any breach of their duty of loyalty to us or our stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•                  for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation and amended and restated Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Certificate of Incorporation and amended and restated Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our Certificate of Incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Other Rights

Under the terms of our Certificate of Incorporation and the Bylaws, we are prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock currently trades on the NYSE under the symbol “MPO.”

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2015, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty) which is incorporated herein by reference. Such consolidated financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by Cawley, Gillespie & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firms as experts regarding the matters contained in their reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 regarding our common stock. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the common stock offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website on the internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.

We file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the internet is located at www.midstatespetroleum.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

We furnish or make available to our stockholders annual reports containing our audited financial statements and furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•                                          our Annual Report on Form 10-K for the year ended December 31, 2017 (including the portions of our proxy statement for our 2018 annual meeting of stockholders incorporated by reference therein);

•                                          our Current Reports on Form 8-K filed on January 26, 2018, March 9, 2018 and April 4, 2018; and

•                                          the description of our common stock contained in our Form 8-A filed on October 21, 2016 including any amendment to that Form that we may file in the future for the purpose of updating the description of our common stock.

We also incorporate by reference into this registration statement and prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including all such documents we may file with the SEC after the date of this initial registration statement and prior to the effectiveness of this registration statement, until all offerings under this registration statement are completed or terminated. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:

Midstates Petroleum Company, Inc.
321 South Boston, Suite 1000
Tulsa, Oklahoma 74103
Telephone Number:  (918) 974-8500
Attention:  General Counsel